                                              EXHIBIT 15.1
Bristow Group Inc.
Houston, Texas

Re:  Registration Statements Nos. 333-115473,  333-121207,  333-140565 and  333-145178 on Form S-8, and No. 333-151519 on Form S-3

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 4, 2010 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

August 4, 2010
Houston, Texas